POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND, L.P. (the "Company") does hereby make, constitute and appoint each of Bruce A. Albert, Anthony DeRose, Yvette Kosic, and Kevin P. Treanor (and any other employee of The Goldman Sachs Group, Inc. or one of its affiliates designated in writing by Bruce Albert or Yvette Kosic), acting individually, as its true and lawful attorney, to approve, execute and deliver in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the
Securities Exchange Act of 1934, (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said Attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do, hereby ratifying and confirming all that said Attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or person to whom power of attorney has been hereby granted ceases to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates or ceases to perform the function in connection with which he/she was appointed Attorney-in-fact. This
Power of Attorney shall cease to have effect in relation to such Attorney-in-fact upon such cessation but shall continue in full force and effect in relation to the remaining Attorneys-in-fact. The Company has the unrestricted right unilaterally to revoke this Power of Attorney.

THIS POWER OF ATTORNEY shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents this 14th day of May, 2012.



                              GOLDMAN SACHS INVESTMENT PARTNERS MASTER
                              FUND, L.P.

                              By:  GOLDMAN SACHS INVESTMENT PARTNERS
                                   GP, LLC, its general partner


                              By:    /s/ Kenneth Eberts
                                     ------------------------
                              Name:  Kennth Eberts
                              Title: Vice President